August 24, 2004

Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 4300
Seattle, Washington 98104-4096

      Re: Registration Statement on Form S-3 of Plum Creek Timber Company, Inc.

Ladies and Gentlemen:

        We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on August 24, 2004 (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate initial public offering price of up to $400,000,000: (i) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), in one or more series; (ii) shares of the Company’s Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements to be entered into between the Company and a depository to be named (each, a “Deposit Agreement”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued pursuant to one or more warrant agreements (the “Warrant Agreements”) to be entered into by the Company in respect of the Warrants; and (v) guarantees (the “Guarantees” and, together with the Preferred Stock, the Depositary Shares, the Common Stock and the Warrants, the “Offered Securities”) of senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued by Plum Creek Timberlands, L.P., a Delaware limited partnership (the “Partnership”), under an indenture (as amended or supplemented, the “Indenture”), to be entered or proposed to be entered into between the Partnership, the Company, as guarantor, and a trustee that has been or will be appointed prior to the issuance of the Debt Securities (the “Trustee”).

        This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(i) the Registration Statement;

(ii) the form of Indenture, filed as an exhibit to the Registration Statement;

(iii) the form of Warrant Agreement, filed as an exhibit to the Registration Statement;

(iv) the form of Deposit Agreement, filed as an exhibit to the Registration Statement;

(v) the Restated Certificate of Incorporation of the Company, as certified by Anna L. Oswald, Assistant Secretary of the Company (the “Certificate of Incorporation”);

(vi) the Amended and Restated By-laws of the Company, as certified by Anna L. Oswald, Assistant Secretary of the Company (the “By-laws”);

    (vii)       the Agreement of Limited Partnership of the Partnership, as amended, as certified by Anna L. Oswald, Assistant Secretary of Plum Creek Timber I, L.L.C., a Delaware limited liability company, and general partner of the Partnership (the “Partnership Agreement”);

(viii) a specimen certificate representing the Common Stock; and

    (ix)       resolutions of the Board of Directors of the Company, adopted on September 30, 2003, as certified by the James A. Kraft, Senior Vice President, General Counsel and Secretary of the Company (the “Board Resolutions”).

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Partnership and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Partnership and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Partnership, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Indenture, the Warrant Agreement and the Deposit Agreement will be executed and delivered in substantially the form reviewed by us. In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, the Indenture, the Warrant Agreements and the Deposit Agreements, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company or its properties is subject; (ii) any law, rule or regulation to which the Company or its properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Partnership and others and of public officials.

        The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

    (a)        the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby;

    (c)        we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

    (d)        we do not express any opinion as to the enforceability of any provision of any document purporting to prohibit, restrict or condition the assignment of rights under such document to the extent such restriction on assignability is governed by the Uniform Commercial Code;

    (e)        to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought; and

    (f)        with respect to the enforceability of all obligations under the Indenture and any Offered Debt Securities not denominated in U.S. dollars, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. Our opinion is subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights, and we do not express any opinion as to the enforceability of the provisions of the Indenture or any Offered Debt Securities providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under the Indenture or such Offered Debt Securities from a court judgment in another currency.

        We do not express any opinion as to any laws other than the corporation law of the State of Delaware and those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

        1.        With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Offered Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (v) the Company receives the agreed upon consideration per share for the Offered Preferred Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

        2.        With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) if the Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken, or the authorized officers of the Company have taken, all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (iii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the applicable Deposit Agreement has been duly executed and delivered; (vi) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (vii) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

        3.        With respect to the shares of Common Stock (the “Offered Common Stock”), when (i) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in accordance with the Board Resolutions; (iii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share of the Offered Common Stock in an amount at least equal to the par value thereof and in a form legally valid under Section 152 of the DGCL, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock or (2) upon the exercise of any Warrants exercisable for Common Stock) will have been duly authorized, and such Offered Common Stock will be validly issued, fully paid and nonassessable.

        4.        With respect to any Warrants (the “Offered Warrants”), when (i) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Warrants in accordance with the Board Resolutions; (iii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-laws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Warrant Agreement has been duly executed and delivered; (v) the related shares of Preferred Stock and Common Stock have been duly authorized and validly issued in accordance with the laws of the State of Delaware; and (vi) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized, and the Offered Warrants will be valid and binding obligations of the Company entitled to the benefits of the applicable Warrant Agreement and enforceable against the Company in accordance with their terms.

        5.        With respect to the Guarantees (the “Offered Guarantees”) and the related Debt Securities (“Offered Debt Securities”), when (i) the Indenture has been executed and delivered by each of the Partnership, the Company and the Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the Board of Directors of the Company or an authorized committee thereof has taken, or the authorized officers of the Company have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Guarantees by the Company in accordance with the Board Resolutions; (iii) the Board of Directors of the Company or an authorized committee thereof has taken, or the authorized officers of the Company have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Offered Debt Securities by the Partnership in accordance with the Board Resolutions; (iv) the terms of the Offered Guarantees and Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Partnership Agreement, the Certificate of Incorporation or By-laws, or result in a default under or breach of any agreement or instrument binding upon the Company or the Partnership, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or Partnership; (v) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Partnership and the other parties thereto; and (vi) the Offered Guarantees and the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP